Universal Travel Group Completes Acquisitions of Shanxi Jinyang Travel Agency and Kunming Business Travel Agency

    SHENZHEN, China, June 30 /PRNewswire-Asia-FirstCall/ — Universal Travel Group (NYSE: UTA) ("Universal Travel Group" or the "Company"), a leading travel services provider in China offering package tours, air ticketing, and hotel reservation services, today announced that the Company has completed the previously announced acquisitions of Shanxi Jinyang Travel Agency Co., Ltd. ("Shanxi Jinyang") and Kunming Business Travel Agency Co., Ltd. ("Kunming Business Travel") for $8.0 million, of which 90% was paid in cash and 10% in stock. The combined audited 2009 revenue and net income for the two travel agencies was $15.3 million and $1.3 million, respectively.
    Shanxi Jinyang was founded in 1988 in Taiyuan, Shanxi Province and is one of the largest travel agencies in Shanxi Province in terms of tourist volume and revenues. Shanxi Jinyang provides comprehensive travel services and has established business relationships with local travel destinations, hotels, and air ticketing agencies.
    Kunming Business Travel was founded in 1993 in Kunming, Yunnan Province and is the premier golf travel service agency in its region.  Kunming Business Travel has partnerships with seven golf clubs and provides services, including reservations, event planning, hosting business trips and golf competitions.  Kunming Business Travel is the only professional golf travel service provider in the Yunnan Province.
    With the closing of these two acquisitions, assuming no further dilutive effect from financings or acquisitions, the Company now expects to achieve between $145.0 million and $155.0 million in revenue, $27.0 million and $28.0 million in net income, and $1.35 and $1.40 in diluted EPS in the fiscal year 2010, excluding the effect of non-cash charges related to the change in fair value of derivative liabilities and stock-based compensation.
    "We are very pleased to have closed the first two of our recently announced four acquisitions on schedule," said Ms. Jiangping Jiang, Chairwoman and Chief Executive Officer. "These acquisitions of travel service providers will help us to further expand our geographic coverage in the fast growing domestic travel market. We believe Universal Travel Group's comprehensive service platform and broad customer reach will enable us to further improve their earnings and profit margins."

    About Universal Travel Group
    Universal Travel Group is a leading travel services provider in China offering package tours, air ticketing, and hotel reservation services via the Internet and customer service representatives. The Company also operates TRIPEASY Kiosks, which are placed in shopping malls, office buildings, residential apartment buildings, and tourist sites. These kiosks are designed for travel booking with credit and bank cards, and serve as an advertising platform for Universal Travel Group. The Company's headquarters and main base of operations is in Shenzhen in the Pearl River Delta region of China. More recently, Universal Travel Group has expanded its business into Western China, opening a second home base in the Chongqing Delta region, and other attractive, under-penetrated tier-two travel markets throughout the country.  For more information on the Company, please visit http://us.cnutg.com .

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
    This press release contains certain statements that may include
"forward-looking statements" within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are "forward-looking statements". Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company's ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

    For more information, please contact:

Company Contact:
  Mr. Jing Xie
  Secretary of Board and Vice President
  Universal Travel Group
  Phone: +86-755-8366-8489
  Email: 06@cnutg.cn
  Web:   http://us.cnutg.com

Investor Relations Contact:
CCG Investor Relations
  Mr. Athan Dounis, Account Manager
  Phone: +1-646-213-1916
  Email: athan.dounis@ccgir.com

  Mr. Crocker Coulson, President
  Phone: +1-646-213-1915
  Email: crocker.coulson@ccgir.com
  Web:   http://www.ccgirasia.com

SOURCE  Universal Travel Group